EXHIBIT 11

                      [LETTERHEAD OF PRICE WATERHOUSE LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A of our reports dated April 10, 1995, April 14, 1995 and April 20, 1995, relating to the financial statements and financial highlights of each series of GMO Trust which appear in such Statement of Additional
Information.  We  also  consent  to the  references  to us  under  the  headings
"Independent Accountants" and "Financial Statements" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



PRICE WATERHOUSE LLP
Boston, Massachusetts
March 13, 1996